SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 25, 2001

                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                        0-24919                  73-1515699
      ----------                      ---------                -------------
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                        Identification No.)


                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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     Item 5. Other Events.

     On April 25, 2001, the Company finalized a $3,200,000 private sale to an investor of 2,100 shares of Series C Preferred Stock, representing approximately 15.8% of the outstanding common stock of the Company on an as converted basis. The preferred stock has a liquidation preference of $1,523.81 per share, pays a dividend of 8% per annum, payable in cash or common stock at the Company's option, and is convertible into an aggregate of 2,100,000 shares of the Company's common stock, subject to adjustment under certain circumstances. The investor is entitled to a right of first refusal to provide additional financing to the Company, subject to certain exclusions and exceptions. The Company may not create or increase the authorized number of shares of any class or series of stock ranking prior to or on parity with the Series C Preferred Stock either as to dividends or liquidation without approval of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock.

     Attached are a calulation of earnings per share a balance sheet and income statement of MDI Entertainment, Inc. giving effect, on a pro forma basis, to transactions which occurred since the date of our financial statements filed on April 11, 2001 as part of our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2001 and for the seven months ended December 31, 2000 as filed on Form 10-KSB.

     Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.     Description

     11.1            Pro Forma Earnings Per Share
     99.1            Pro Forma Balance Sheet.
     99.2            Pro Forma Income Statement




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MDI ENTERTAINMENT, INC.
                                                        (Registrant)


     Dated   April 25, 2001                      By:  /s/ Steven M. Saferin
                                                 ----------------------------
                                                 Steven M. Saferin
                                                 President and Chief
                                                 Executive Officer



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                                  EXHIBIT INDEX

     Exhibit No.     Description

     11.1            Pro Forma Earnings Per Share
     99.1            Pro Forma Balance Sheet.
     99.2            Pro Forma Income Statement